Exhibit 10.1

Execution Copy

CONSENT AND AMENDMENT NO. 3

TO CREDIT AGREEMENT

dated as of November 30, 2007

between

NAVTEQ NORTH AMERICA, LLC,

NAVTEQ CORPORATION

and

LASALLE BANK NATIONAL ASSOCIATION

CONSENT AND AMENDMENT NO. 3 TO CREDIT AGREEMENT

THIS CONSENT AND AMENDMENT dated as of November 30, 2007 (this “Amendment”) is entered into by and among NAVTEQ NORTH AMERICA, LLC, a Delaware limited liability company (the “Company”), NAVTEQ CORPORATION, a Delaware corporation (the “Guarantor”), and LASALLE BANK NATIONAL ASSOCIATION (together with its respective successors and assigns, the “Bank”).

WHEREAS, the Company and the Bank are party to that certain Credit Agreement dated as of November 9, 2004 (as heretofore or hereafter amended, restated, modified or supplemented from time to time, the “Credit Agreement”).

WHEREAS, the Guarantor and the Bank are party to that certain Guaranty dated as of November 9, 2004 (the “Guaranty”), whereby the Guarantor guarantied the Obligations of the Company under the Credit Agreement.

WHEREAS, the Company and the Bank wish to amend the Credit Agreement on the terms and conditions set forth below to, among other things, extend the Termination Date of the Bank’s Commitment, and the Guarantor wishes to affirm its Guaranty.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto agree as follows:

Section 1.               Definitions. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them by the Credit Agreement.

Section 2.               Amendments to Credit Agreement.

2.1           The definition of “Termination Date” in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

“Termination Date means the earlier to occur of (a) December 1, 2008, or (b) such other date on which the Commitment terminates pursuant to Section 6 or Section 12.”

2.2           Schedules 9.6 and 9.8 of the Credit Agreement are hereby deleted in their entirety and replaced by Schedules9.6 and 9.8, respectively, attached hereto.

Section 3.               Consent.  Notwithstanding anything contained in the Credit Agreement or the Guaranty to the contrary and subject to and expressly conditioned upon the satisfaction of the terms and conditions set forth below, the Bank hereby consents to the Acquisition of Company by Nokia Corporation pursuant to that certain Agreement and Plan of Merger dated as of October 1, 2007, by and among Nokia Inc., North Acquisition Corp, Nokia Corporation and Company (the “Nokia Transaction”) provided that, prior to or upon consummation of the Nokia Transaction, the Company shall repay all outstanding Obligations. This Consent is limited to the Nokia Transaction and shall not be deemed to be a consent with respect to any other acquisition or the deviation by the Company from any of the other terms, conditions, representations, or

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warranties under the Credit Agreement, and shall not be deemed to establish a course of dealing by the Bank.

Section 4.               Representations and Warranties.

4.1           Company. To induce the Bank to enter into this Amendment and to issue Letters of Credit and continue to make Loans under the Credit Agreement, the Company represents and warrants to the Bank that:

(a)                                  The Company is duly authorized to execute, deliver and perform its obligations under this Amendment. This Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(b)                                 The representations and warranties of the Company set forth in the Credit Agreement as amended hereby (including any amendments to the relevant Schedules) and in the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date).

(c)                                  No Event of Default or Unmatured Event of Default (as defined in the Credit Agreement as in effect both immediately before and immediately after the effectiveness of this Amendment) has occurred and is continuing.

4.2           Guarantor. To induce the Bank to enter into this Amendment and to continue to make Loans to the Company under the Credit Agreement, the Guarantor represents and warrants to the Bank that:

(a)                                  The Guarantor is duly authorized to execute, deliver and perform its obligations under this Amendment. This Amendment is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

(b)                                 The representations and warranties of the Guarantor set forth in the Guaranty and in the other Loan Documents are true and correct in all material respects with the same effect as if made on the date hereof (except to the extent stated to relate to a specific earlier

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date, in which case such representations and warranties were true and correct as of such earlier date).

Section 5.               Conditions Precedent. This Amendment shall become effective upon the date on which the Company has delivered or caused to be delivered to the Bank the following documents and the other conditions set forth below have been satisfied:

5.1           This Amendment executed by the Company and the Guarantor.

5.2           Certified copies of resolutions of the applicable governing board of the Company and the Guarantor authorizing the execution, delivery and performance by the Company and the Guarantor, as applicable, of this Amendment and the other Loan Documents to which either is a party.

5.3           Certified copies of all documents evidencing any necessary corporate, limited liability company or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Company and the Guarantor of the documents referred to in this Section 4.

5.4           A certificate of the Secretary or an Assistant Secretary (or other appropriate representative) of the Company and the Guarantor certifying (a) (i) the names of the officer or officers of such entity authorized to sign the Loan Documents to which such entity is a party, together with a sample of the true signature of each such officer (it being understood that the Bank may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), (ii) the bylaws or operating agreement of such entity and (iii) certified copies of the articles of incorporation or certificate of formation of such entity or (b) that such officers, bylaws or operating agreement and articles of incorporation or certificate of formation have not changed since the Secretary’s Certificate delivered to the Bank on November 9, 2004.

Section 6.               Reaffirmation of Guaranty. The Guarantor hereby consents to the terms hereof and reaffirms in all respects its obligations under the Guaranty.

Section 7.               Payment of Fees and Expenses. The Company affirms its obligations under Section 13.6 of the Credit Agreement to pay on demand all reasonable out-of-pocket costs and expenses of the Bank (including Attorney Costs) in connection with the preparation, execution and delivery of this Amendment and the administration of the Credit Agreement as amended hereby.

Section 8.               Reference to and Effect Upon the Credit Agreement. Except as specifically amended above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Bank under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”,

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“hereof’, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

Section 9.               CHOICE OF LAW. THIS AMENDMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

Section 10.             Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not govern the interpretation of any of the provisions of this Amendment.

Section 11.             Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties executed this Consent and Amendment No. 3 as of the date and year first above written.

NAVTEQ NORTH AMERICA LLC

By:	/s/ Judson C. Green
Name:	Judson C. Green
Title:	President and Chief Executive Officer

NAVTEQ CORPORATION

By:	/s/ Judson C. Green
Name:	Judson C. Green
Title:	President and Chief Executive Officer

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Mark Melendes
Name:	Mark Melendes
Title:	First Vice President

Schedule 9.6 - Litigation and Contingent Liabilities

On April 22, 2005, Tele Atlas N.V. and Tele Atlas North America (“TeleAtlas”) filed a complaint against the Company in the United States District Court for the Northern District of California.  The complaint alleges that the Company violated Sections 1 and 2 of the Sherman Act, Section 3 of the Clayton Act, and Sections 16720, 16727 and 17200 of the California Business and Professions Code, and that the Company intentionally interfered with Tele Atlas’s contractual relations and prospective economic advantage with third parties, by allegedly excluding Tele Atlas from the market for digital map data for use in navigation system applications in the United States through exclusionary and predatory practices.  On August 16, 2005, Tele Atlas filed an amended complaint based on these same causes of action.  Specifically, in its amended complaint, Tele Atlas alleges that the Company controls a predominant share of variously defined markets for digital map data and has entered into exclusive contracts with digital map data customers for the purpose of acquiring or maintaining an illegal monopoly in these alleged markets.  Tele Atlas also contends that these allegedly exclusive contracts have interfered with Tele Atlas’ current and prospective business relationships and amount to unfair competition under California state law.  In addition, Tele Atlas alleges that the Company, through its license under U.S. Patent No. 5,161,886, control a predominant share of the alleged relevant technology market consisting of methods for displaying portions of a topographic map from an apparent perspective view outside and above a vehicle in the United States, and allegedly have entered into patent licenses and/or other arrangements in a manner that violates the aforesaid laws.  On November 2, 2005, the Court dismissed some, but not all, of Tele Atlas’ claims for failure to state valid causes of action.  On November 22, 2005, Tele Atlas filed a second amended complaint based on the same causes of actions and essentially the same allegations as in its first amended complaint and the Company filed an answer denying Tele Atlas’ claims.  On February 19, 2007, Tele Atlas filed a Motion for Leave to Amend and Supplement Second Amended Complaint, seeking to file a third amended complaint based on the same causes of action and allegations as in its second amended complaint.  Tele Atlas’s proposed third amended complaint adds allegations regarding an additional defined market for digital map data and regarding the Company’s control, through the Company’s U.S. Patent No. 6,735,515, of a technology market consisting of methods and systems designed to continuously provide driver assistance systems with updated data about paths along roads onto which a motor vehicle can travel from its current position, and use of such control to enter into a patent licenses and/or other agreements in a manner that violates federal and state antitrust laws.  Tele Atlas seeks preliminary and permanent injunctive relief, unspecified monetary, exemplary and treble damages, and costs and attorneys’ fees of suit.  The court granted Tele Atlas’s Motion for Leave and Tele Atlas’s Third Amended Complaint was filed under seal on May 11, 2007.  Fact and expert discovery has closed and the period for filing summary judgment motions has ended. The Company filed summary judgment motions seeking decisions in the Company’s favor on all of Tele Atlas’ claims.  This action is scheduled to begin a jury trial on January 28, 2008.

On October 1, 2007, NAVTEQ Corporation entered into an Agreement and Plan of Merger with Nokia Inc., North Acquisition Corporation and, for certain purposes set forth in the agreement, Nokia Corporation.  On October 4, 2007, a shareholder class action and derivative complaint was filed by Monroe County Employees Retirement System in the United States District Court for the Northern District of Illinois. This lawsuit purports to be brought on behalf of all NAVTEQ stockholders and derivatively on behalf of NAVTEQ and names the members of the NAVTEQ Board of Directors and NAVTEQ as defendants. On October 9, 2007, a second shareholder class action complaint was filed by Karen Rosenberg in the Circuit Court of Cook County, Illinois. This lawsuit also purports to be brought on behalf of all NAVTEQ stockholders and names the members of the NAVTEQ Board of Directors, NAVTEQ, and Nokia Inc. as defendants. Both complaints allege, among other things that the NAVTEQ Board of Directors violated its fiduciary duties to NAVTEQ stockholders by entering into the merger agreement. The second complaint also alleges that Nokia Inc. aided and abetted the NAVTEQ Board of Directors in its alleged violation of fiduciary duties. Both complaints seek to enjoin the merger and monetary relief.

The Company is disclosing the above litigation in this Schedule solely for informational purposes and not in any way stating or acknowledging that such transaction is required to be disclosed on this Schedule.

Schedule 9.8 — Subsidiaries

The following are wholly-owned, direct or indirect, subsidiaries of NAVTEQ Corporation. NAVTEQ North America, LLC does not have any subsidiaries.

NAVTEQ North America, LLC
NAVTEQ International, LLC
NAVTEQ Canada Inc.
NAVTEQ Kabushiki Kaisha
NAVTEQ Austria GmbH
NAVTEQ N.V./S.A.
NAVTEQ SRO
NAVTEQ Srl.
NAVTEQ B.V.
Geoinformation NAVTEQ - Tecnologias de Navegacao, Unipessoal, Lda
NAVTEQ Technologies S1.
Navigation Technologies Sweden AB
NAVTEQ Switzerland GmbH
NAVTEQ Europe B.V.
NAV2 Co., Ltd. (49% owned by NAVTEQ International, LLC and 51% owned by China NavInfo Co., Ltd.)
NAVTEQ Solutions Malaysia SDN. DHD.
Navigation Technologies CIS LLC
NAVTEQ CIS Limited Liability Company (f/k/a NT Data CIS LLC)
NAVTEQ Korea Co. Ltd. (f/k/a Picture Map International Co., Ltd.)

NAVTEQ German Holdings B.V.

NAVTEQ Cografi Bilgi Ticaret Limited Sirketi

Porsilo Investments Limited

NAVTEQ International B.V.

Traffic.com Asia

NT Acquisitions Corp

Traffic.com, Inc.

The Map Network, Inc.

NAVTEQ Pte. Ltd.

NAVTEQ do Brasil Tecnologiea e Solucoes de Navegacao Ltda

NAVTEQ Solutions, S. de R.L. de C.V.

NAVTEQ Holdings B.V.

NAVTEQ America Holdings B.V.